Exhibit 99.1

PRESS RELEASE
Investor Contact:
AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408
AngioDynamics Reports Fiscal 2021 First Quarter
Financial Results
Fiscal 2021 First Quarter Highlights
•	Net sales of $70.2 million increased 6.3% compared to the prior-year quarter, inclusive of the previously disclosed $5.2 million order from the National Health Service (NHS) in the UK
•	Gross margin declined 700 basis points year over year to 50.9%
•	GAAP loss per share of $0.11 and adjusted earnings per share of $0.02
•	Cash and cash equivalents on August 31, 2020 were $47.9 million, compared to $54.4 million on May 31, 2020
•	The Company expects fiscal year 2021 net sales between $278 and $284 million and fiscal year 2021 adjusted earnings per share between $0.00 and $0.05
•	Subsequent to quarter end, the Company announced the full commercial launch of its Auryon Atherectomy System
Latham, New York, September 29, 2020 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the first quarter of fiscal year 2021, which ended August 31, 2020.
“We had a strong first quarter, as our customers continued to show signs of recovery from the disruption of COVID-19,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “While customer demand has not yet returned to pre-COVID levels, the team is clearly executing in this challenging environment. Our key technology platforms performed well during the quarter, including strong sales growth of our AngioVac platform and more than $1 million in sales of our Auryon platform. We’re still seeing the impact of COVID, particularly in our Oncology business, but, despite the unique challenges presented by this environment, we remain confident in our ability to efficiently manage the business while growing our key technology platforms.”
First Quarter 2021 Financial Results
Net sales for the first quarter of fiscal 2021 were $70.2 million, an increase of 6.3% compared to the prior-year quarter. Net sales in the first quarter continued to be impacted by the disruption to procedure volumes resulting from the COVID-19 global pandemic. Foreign currency translation did not have a significant impact on the Company’s sales in the quarter.
•
Oncology net sales were $12.3 million, a decrease of 12.3% from $14.0 million a year ago, with growth in microwave ablation and U.S. NanoKnife probe sales more than offset by lower sales in international markets.

•
Vascular Interventions and Therapies (“VIT”) net sales were $29.9 million, an increase of 3.3%, compared to $29.0 million a year ago. Sales of AngioVac grew  46% over the previous year and were partially offset by a decline in sales of Venous products as a result of lower elective procedure volumes. Auryon sales during the quarter were $1.1 million, and the Company announced the full commercial launch of this platform on September 21, 2020.

•
Vascular Access net sales were $28.1 million, an increase of 21.4% from $23.2 million a year ago, which includes the impact of a previously disclosed sale in the UK through our distributor partner to the NHS. Excluding the impact of this sale, Vascular Access sales declined approximately 1.2% year over year.

U.S. net sales in the first quarter of fiscal 2021 were $54.1 million, an increase of 2.2% from $52.9 million a year ago, and International net sales were $16.1 million, including the one-time sale to NHS, an increase of 22.9% from $13.1 million a year ago.
Gross margin for the first quarter of fiscal 2021 was 50.9%, a decline of 700 basis points compared to the first quarter of fiscal 2020. The gross margin decline was primarily attributable to the Company’s previously discussed COVID-related operating plan, which included COVID-related operating protocols designed to ensure supply-chain security and employee safety. Additionally, during the first quarter, inventory was reduced by $7.2 million when compared to inventory levels on May 31, 2020.
The Company recorded a net loss of $4.3 million, or loss per share of $0.11, in the first quarter of fiscal 2021. This compares to net loss of approximately $1.3 million, or loss per share of $0.03, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the first quarter of fiscal 2021 was $0.6 million or adjusted earnings of $0.02 per share, compared to adjusted net income of $3.2 million, or adjusted earnings per share of $0.08, in the first quarter of fiscal 2020.
Adjusted EBITDA in the first quarter of fiscal 2021, excluding the items shown in the reconciliation table below, was $4.5 million, compared to $7.3 million in the first quarter of fiscal 2020.
In the first quarter of fiscal 2021, the Company used $5.4 million in operating cash and had capital expenditures of $1.8 million. As of August 31, 2020, the Company had $47.9 million in cash and cash equivalents compared to $54.4 million in cash and cash equivalents at the end of the fourth quarter of fiscal 2020. As of August 31, 2020, the Company had $40.0 million in debt outstanding, consistent with its debt balance on May 31, 2020. Management remains focused on cash preservation amid the current environment.
Fiscal Year 2021 Financial Guidance
The Company expects fiscal year 2021 net sales to be in the range of $278 to $284 million and fiscal year 2021 adjusted earnings per share to be in the range of $0.00 to $0.05.
Conference Call
The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its fiscal 2021 first quarter results.
To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13710506.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Tuesday, September 29, 2020, until 11:59 p.m. ET on Tuesday, October 6, 2020. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13710506.
Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in

AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.
About AngioDynamics, Inc.
AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.
Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2020. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.
In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)

Net sales	$70,216	$66,042
Cost of sales (exclusive of intangible amortization)	34,452	27,825
Gross profit	35,764	38,217
% of net sales	50.9%	57.9%

Operating expenses
Research and development	9,009	6,292
Sales and marketing	17,705	19,380
General and administrative	8,557	8,453
Amortization of intangibles	4,953	3,868
Change in fair value of contingent consideration	(657)	(448)
Acquisition, restructuring and other items, net	1,319	1,500
Total operating expenses	40,886	39,045
Operating loss	(5,122)	(828)
Interest expense, net	(215)	(465)
Other income (expense), net	524	(98)
Total other income (expense), net	309	(563)
Loss before income tax benefit	(4,813)	(1,391)
Income tax benefit	(545)	(116)
Net loss	$(4,268)	$(1,275)

Loss per share
Basic	$(0.11)	$(0.03)
Diluted	$(0.11)	$(0.03)

Weighted average shares outstanding
Basic	38,157	37,783
Diluted	38,157	37,783

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income:

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)

Net loss	$(4,268)	$(1,275)

Amortization of intangibles	4,953	3,868
Change in fair value of contingent consideration	(657)	(448)
Acquisition, restructuring and other items, net (1)	1,319	1,500
Write-off of deferred financing fees (2)	—	593
Tax effect of non-GAAP items (3)	(729)	(1,064)
Adjusted net income	$618	$3,174

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)

Diluted loss per share	$(0.11)	$(0.03)

Amortization of intangibles	0.13	0.10
Change in fair value of contingent consideration	(0.02)	(0.01)
Acquisition, restructuring and other items, net (1)	0.03	0.04
Write-off of deferred financing fees (2)	—	0.02
Tax effect of non-GAAP items (3)	(0.01)	(0.04)
Adjusted diluted earnings per share	$0.02	$0.08

Adjusted diluted sharecount	38,191	38,158

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.
(3)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for August 31, 2020 and 2019.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)

Net loss	$(4,268)	$(1,275)

Income tax benefit	(545)	(116)
Interest expense, net	215	465
Depreciation and amortization	6,538	5,170
Change in fair value of contingent consideration	(657)	(448)
Stock based compensation	1,864	1,984
Acquisition, restructuring and other items, net (1)	1,319	1,500
Adjusted EBITDA	$4,466	$7,280

Per diluted share:
Adjusted EBITDA	$0.12	$0.19

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019	% Growth	Currency Impact	Constant Currency Growth

	(unaudited)
Net Sales by Product Category
Vascular Interventions & Therapies	$29,857	$28,913	3.3%
Vascular Access	28,105	23,159	21.4%
Oncology	12,254	13,970	(12.3)%
	$70,216	$66,042	6.3%	0.0%	6.3%
	—	—

Net Sales by Geography
United States	$54,108	$52,937	2.2%	0.0%	2.2%
International	16,108	13,105	22.9%	0.0%	22.7%
	$70,216	$66,042	6.3%	0.0%	6.3%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Aug 31, 2020	May 31, 2020
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$47,929	$54,435
Accounts receivable, net	33,590	31,263
Inventories	52,762	59,905
Prepaid expenses and other	7,957	7,310
Total current assets	142,238	152,913
Property, plant and equipment, net	29,427	28,312
Other assets	16,833	15,338
Intangible assets, net	194,318	197,136
Goodwill	200,943	200,515
Total assets	$583,759	$594,214
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,008	$19,096
Accrued liabilities	23,587	29,380
Current portion of contingent consideration	—	836
Other current liabilities	2,251	2,133
Total current liabilities	39,846	51,445
Long-term debt, net of current portion	40,000	40,000
Contingent consideration, net of current portion	14,994	14,811
Deferred income taxes	23,817	24,057
Other long-term liabilities	10,048	9,029
Total liabilities	128,705	139,342
Stockholders' equity	455,054	454,872
Total Liabilities and Stockholders' Equity	$583,759	$594,214

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)
Cash flows from operating activities:
Net loss	$(4,268)	$(1,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,577	5,207
Non-cash lease expense	666	—
Stock based compensation	1,864	1,984
Change in fair value of contingent consideration	(657)	(448)
Deferred income taxes	(620)	(175)
Change in accounts receivable allowances	460	(453)
Fixed and intangible asset impairments and disposals	90	99
Write-off of other assets	—	593
Other	(432)	(8)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,706)	11,474
Inventories	7,247	(5,153)
Prepaid expenses and other	(2,272)	(746)
Accounts payable, accrued and other liabilities	(11,374)	(17,633)
Net cash used in operating activities	(5,425)	(6,534)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,824)	(1,391)
Acquisition of intangibles	—	(150)
Net cash used in investing activities	(1,824)	(1,541)
Cash flows from financing activities:
Repayment of long-term debt	—	(132,500)
Deferred financing costs on long-term debt	—	(741)
Payment of acquisition related contingent consideration	—	(1,208)
Proceeds (outlays) from exercise of stock options and employee stock purchase plan	491	(1,300)
Net cash provided by (used in) financing activities	491	(135,749)
Effect of exchange rate changes on cash and cash equivalents	252	(168)
Decrease in cash and cash equivalents	(6,506)	(143,992)
Cash and cash equivalents at beginning of period	54,435	227,641
Cash and cash equivalents at end of period	$47,929	$83,649

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:
	Three Months Ended
	Aug 31, 2020	Aug 31, 2019
	(unaudited)

Net cash used in operating activities	$(5,425)	$(6,534)
Additions to property, plant and equipment	(1,824)	(1,391)
Free Cash Flow	$(7,249)	$(7,925)